CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 22 to Registration
Statement No. 33-30471 on Form N-1A of our report dated August 8, 2006, relating to the financial statements of Centennial California Tax Exempt
Trust appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings
"Financial Highlights" in the Prospectus and "Independent Registered Public
Accounting Firm" and "Financial Statements" in the Statement of Additional
Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Denver, Colorado
August 18, 2006